Exhibit 10.1

FORM OF COMMODITY SUBADVISORY AGREEMENT

THIS COMMODITY SUBADVISORY AGREEMENT (this “Agreement”) is made as of this 4th day of January, 2016, effective as of the 1st day of January, 2016 (the “Effective Date”), by and among GreenHaven Coal Fund, a Delaware statutory trust (to be renamed WisdomTree Coal Fund, the “Fund”), GreenHaven Coal Services, LLC, a Georgia limited liability company (to be renamed WisdomTree Coal Services, LLC, “Manager”), and GreenHaven Advisors, LLC, a Delaware limited liability company (“Commodity Subadvisor”).

WHEREAS, Manager serves as the investment manager for the Fund, pursuant to that certain Second Amended and Restated Trust Agreement for the Fund (as such agreement may be modified from time to time); and

WHEREAS, Manager desires to retain Commodity Subadvisor to furnish certain sub-investment advisory services for the Fund upon the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.          Appointment. Manager hereby appoints Commodity Subadvisor to provide sub-investment advisory services to the Fund in the management of the Fund’s Commodity Interests and Collateral (as each term is defined in Section 2 below) for the period commencing on the Effective Date and on the terms set forth in this Agreement. Commodity Subadvisor accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided. All references to “person” hereon shall include an individual or entity.

2.          Services to be Performed. Subject always to the supervision of Manager, Commodity Subadvisor will furnish an investment program in respect of, make investment decisions for, and place all orders for the purchase and sale of futures contracts, forward contracts, options on futures contracts and other commodity interests (“Commodity Interests”) and securities issued by the United States Department of the Treasury (“Collateral”), all on behalf of the Fund and as described in the Fund’s registration statement on Form S-1 as declared effective by the United States Securities and Exchange Commission (the “Registration Statement”), consistent with the investment objectives and restrictions of the Fund described therein. In the performance of its activities and duties, Commodity Subadvisor will satisfy its fiduciary duties to the Fund, will select and monitor on at least a daily basis the Fund’s investments in Commodity Interests and Collateral, and will comply with the provisions of the Fund’s Declaration of Trust and Trust Agreement (the “Trust Agreement”) as filed with the Registration Statement, as the Trust Agreement may be amended from time to time (to the extent Commodity Subadvisor has been provided with amendments), and the Fund’s investment objectives, policies and restrictions as disclosed in the Registration Statement, as such investment objectives, policies and restrictions may be amended from time to time (to the extent Commodity Subadvisor has been provided such amendments). Commodity Subadvisor acknowledges receipt of the Fund’s organizational documents, prospectus and amendments thereto as of the date hereof.

All commissions and expenses arising from the trading of Commodity Interests, or other transactions in the course of the administration of the Fund’s account, shall be charged to the Fund’s account with its clearing broker(s). Manager shall deliver to Commodity Subadvisor, and renew when necessary, a commodity trading authorization appointing Commodity Subadvisor as the Fund’s agent and attorney-in-fact for the purpose of trading Commodity Interests and Collateral on behalf of the Fund. Commodity Subadvisor may place orders for Commodity Interest transactions and purchases and sales of Collateral for the Fund through broker/dealers and futures commission merchants (“FCMs”) selected by Commodity Subadvisor; provided that Commodity Subadvisor will provide Manager and the Fund on a quarterly basis (or more frequently as reasonably requested by Manager) with a list of the broker/dealers and FCMs Commodity Subadvisor is then using (as of the date hereof, the initial list is set forth on Exhibit A hereto), and Manager may, after receiving such list, object in its sole discretion to the use of one or more broker/dealers or FCMs due to, among other reasons, a reasonable belief by Manager that the use of such broker/dealer(s) or FCM(s) would be detrimental to the Fund and its investors, and Commodity Subadvisor shall cease using such broker/dealers or FCMs on behalf of the Fund. Commodity Subadvisor shall use its commercially reasonable efforts to obtain a combination of best price and execution, taking into account all appropriate factors, including price, commission, and the size and difficulty of the transaction. In no instance will a Commodity Interest or Collateral be purchased from the Fund or sold by the Fund to Commodity Subadvisor or any affiliated person of the Fund or Commodity Subadvisor, except with the written consent of the Manager.

Commodity Subadvisor further agrees that it:

a)        Will exercise its commercially reasonable judgment and will act in good faith and use reasonable care in performing the activities and duties hereunder;

b)        Will conduct its activities and duties under this Agreement in accordance with, and consistent with, any applicable laws, regulations and governmental or self-regulatory authority including, without limitation, all applicable rules and regulations of the United States Commodity Futures Trading Commission (the “CFTC”), in all material respects;

c)        Will report regularly to Manager and will make appropriate persons available for the purpose of reviewing with representatives of the Manager on a regular basis the management of the Fund’s Commodity Interests and Collateral, including, without limitation, review of the general investment strategies of the Fund with respect to Commodity Subadvisor’s management of the Fund’s Commodity Interests and Collateral, and the performance of the Fund’s Commodity Interests and Collateral in relation to standard industry indices and passively managed commodity index tracking funds and general conditions affecting the marketplace, and will provide various other reports from time to time as reasonably requested by Manager;

d)        Will submit such reports or information as the Manager may reasonably request to assist the Fund’s custodian, administrator, accounting agent, transfer agent and/or independent public accountants (and all other agents, representatives and service providers to the Fund or the Manager) in the performance of their activities or duties, cooperate with such persons, take action to make information in the Commodity Subadvisor’s possession available to such persons for the performance of their activities or duties and requests made in connection therewith, and establish and maintain appropriate operational structure and programs, procedures and interfaces with such persons so as to promote the efficient exchange of information and compliance with applicable law and regulation, and the investment strategies, guidelines and other restrictions and policies of the Fund;

e)        Will reasonably assist in the preparation of periodic reports by the Fund to its limited owners and to meet other regulatory or tax requirements applicable to the Fund;

f)         Will reasonably cooperate with any third-party audit arranged by the Manager or the Fund to evaluate the effectiveness of compliance controls;

g)        Will not, without the prior written approval of Manager, materially deviate or change the Fund’s investment strategies, guidelines and other restrictions and policies;

h)        Will monitor the pricing of the Fund’s Commodity Interests and Collateral, and events relating to the commodity markets in which the Fund trades or applicable securities markets, and will notify Manager promptly of any market events or other situations that come to Commodity Subadvisor’s attention (particularly those that may occur after the close of a foreign market in which the Fund’s Commodity Interests may primarily trade but before the time at which the Fund’s Commodity Interests are priced on a given day) that may materially impact the pricing of one or more of the Fund’s Commodity Interests or Collateral. In addition, Commodity Subadvisor will assist Manager in evaluating the impact that such an event may have on the net asset value of the Fund and in determining a recommended fair value of the affected asset or assets;

i)         Other than with respect to the preparation of books and records typically produced by others (such as by FCMs, custodians and broker/dealers), will prepare such books and records with respect to the Fund’s Commodity Interests and Collateral as reasonably requested by Manager and will furnish Manager such periodic and special reports and certifications as Manager may reasonably request;

j)         Will promptly notify the Fund and the Manager of any material fact known to the Commodity Subadvisor respecting or relating to the Commodity Subadvisor or the Fund that is not contained in the Registration Statement, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that is or becomes untrue in any material respect; and

k)          Will promptly notify the Manager and the Fund of any actual or expected change of control for the Commodity Subadvisor, and of any changes to executive officers, members or key personnel of the Commodity Subadvisor including, without limitation, personnel who are portfolio manager(s) with respect to the Fund.

l)         Will obtain and maintain at its sole expense errors and omission insurance in a reasonable scope and amount. For as long as the net value of the Fund’s assets calculated in the manner set forth in the Fund’s Prospectus (as defined below) (the “Assets Under Management”), together with the net value of the assets of the WisdomTree Continous Commodity Index Master Fund and the WisdomTree Continuous Commodity Index Fund (together, “GCC”) calculated in the manner set forth in GCC’s prospectuses, are less than $500,000,000 in the aggregate,

$1,000,000 shall be deemed a reasonable amount of errors and omissions insurance coverage. If the Assets Under Management of the Fund and GCC exceed $500,000,000 in the aggregate, the Commodity Subadvisor will increase its errors and omissions insurance coverage by an appropriate amount.

The Commodity Subadvisor is authorized to and may employ, associate or contract with such person or persons as the Commodity Subadvisor may deem desirable to assist it in performing its activities and duties under this Agreement (including portfolio managers), including Grain Service Corporation, Inc. (“Grain Service”); provided, however, the compensation of such person or persons shall be paid by the Commodity Subadvisor, and the Commodity Subadvisor shall be as fully responsible to the Fund and the Manager for the acts and omissions of any such person or persons as it is for its own acts and omissions. As may be mutually agreed by the Fund, Manager and the Commodity Subadvisor, but in any event at least annually, the Commodity Subadvisor shall discuss with the Fund and Manager any assistance the Commodity Subadvisor has deemed desirable in performing its duties under this Agreement (including person or persons involved therewith).

3.          Preparation of Materials. Commodity Subadvisor will reasonably cooperate with Manager and the Fund in the Fund’s endeavors to prepare and update, if necessary, the Registration Statement and a prospectus and disclosure document included therein (the “Prospectus”), promotional brochures or other marketing materials as well as any other materials reasonably requested or required by Manager in connection with the organization, operation, or marketing of the Fund or the registration or renewal of registration of the Shares (as defined in the Prospectus) for sale to the public in all applicable jurisdictions (collectively, with the Registration Statement and Prospectus, the “Materials”). In this regard, Commodity Subadvisor will furnish to Manager such information as may be reasonably requested for inclusion in such Materials. Moreover, Commodity Subadvisor agrees to provide to Manager such information as Manager reasonably requests in order for Manager to make all necessary disclosures regarding Commodity Subadvisor, its principals, its trading performance, customer accounts and otherwise as are required in the reasonable judgment of Manager to be made in such Materials.

4.          Representations and Warranties of Manager. Manager hereby represents and warrants to Commodity Subadvisor that this Agreement has been duly and validly executed and delivered by, and is a valid and binding contract of, Manager, enforceable in accordance with its terms and conditions, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as such enforceability of this Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

5.          Representations and Warranties of Commodity Subadvisor. Commodity Subadvisor hereby represents and warrants to the Fund and Manager that:

a)         The information and materials relating to Commodity Subadvisor, its businesses, principals, and past performance record that has been requested by Manager, has been delivered to Manager and is current, accurate and complete in all material respects, and notwithstanding Commodity Subadvisor’s relief from certain requirements in Part 4 of the CFTC’s regulations, the Commodity Subadvisor is in compliance with all other applicable laws, rules and regulations.

Commodity Subadvisor will provide Manager with updated or amended copies of any such materials when and if such materials are updated or amended;

b)         Commodity Subadvisor is not registered as an investment adviser with the SEC in reliance on the exception from the definition of “investment adviser” in Section 203(a)(11)(E) of the Investment Advisers Act of 1940;

c)         To the extent reasonably available to it and applicable, Commodity Subadvisor has supplied or upon request will supply, and has made available or upon request will make available, for review by Manager or its agents substantially all documents, statements, agreements, confirmations and work papers relating to all accounts managed by Commodity Subadvisor for the period covered in any Materials, including for the Fund;

d)         Commodity Subadvisor has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory agency or industry self-regulatory organization, necessary to be met in order to perform services for the Fund pursuant to this Agreement;

e)         Commodity Subadvisor is a commodity trading advisor duly registered with the CFTC and is a member in good standing of the National Futures Association (“NFA”). Commodity Subadvisor shall maintain such registration and membership in good standing during the term of this Agreement. Further, Commodity Subadvisor agrees to notify Manager promptly upon (i) a statutory disqualification of Commodity Subadvisor under Sections 8a(2) or 8a(3) of the Commodity Exchange Act (“CEA”), (ii) a suspension, revocation or limitation of Commodity Subadvisor’s commodity trading advisor registration or NFA membership, or (iii) the institution of an action or proceeding that could lead to a statutory disqualification under the CEA or an investigation by any governmental agency or self-regulatory organization of which Commodity Subadvisor is subject or has been advised it is a target (which investigation shall not include routine compliance examinations);

f)         There are no material actions that are required to be disclosed pursuant to CFTC Rule 4.34(k);

g)         Commodity Subadvisor is a Delaware limited liability company with full power and authority to enter into this Agreement;

h)         Commodity Subadvisor maintains errors and omissions insurance coverage in an appropriate scope and amount and shall upon request of Manager, provide Manager a certificate of insurance evidencing same;

i)         This Agreement has been duly and validly authorized, executed and delivered by, and is a valid and binding contract of, Commodity Subadvisor enforceable in accordance with its terms and conditions, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as such enforceability of this Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law); and

j)         The representations and warranties made in this Agreement by Commodity Subadvisor shall be continuing during the term of this Agreement, and if at any time any event has occurred which would make or tend to make any of the representations and warranties in this Agreement materially untrue, Commodity Subadvisor will promptly notify Manager.

6.          Compensation. For the services provided and the expenses assumed pursuant to this Agreement, Commodity Subadvisor agrees to accept as full compensation the fee specified in Exhibit B hereto.

7.          Expenses. Commodity Subadvisor will be responsible for and pay all expenses incurred by it in connection with its activities and duties under this Agreement, including, without limitation, providing the personnel, office space and equipment, including any investment related software or technology resources, reasonably necessary therewith; provided, however, the Commodity Subadvisor will not be responsible for the cost of investments (including brokerage commissions and other related expenses) purchased or sold for the Fund. The Fund pays all other costs and expenses of its operations, including custody fees, transfer agent expenses, legal fees, expenses of independent auditors, expenses of preparing, printing and distributing shareholder reports, notices, reports to governmental agencies or self-regulatory organizations and taxes, if any.

8.          Independence of Commodity Subadvisor. Commodity Subadvisor shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized herein, have no authority to act for or represent Manager or the Fund in any way or otherwise be deemed an agent of Manager or the Fund. Commodity Subadvisor shall not offer or sell or solicit any offers to purchase the Shares. However, when requested by Manager at such reasonable times and upon adequate notice as mutually agreed to, Commodity Subadvisor will assist in the general explanation and presentation of Commodity Subadvisor’s trading strategies and methods. Nothing herein contained shall be deemed to require the Fund to take any action contrary to the Trust Agreement, or any applicable statute, regulation or exchange rule or interpretation of the staff of an applicable governmental agency.

9.          Records of the Fund. Commodity Subadvisor will instruct the Fund’s broker/dealer(s) and FCMs to furnish copies, and/or will otherwise furnish copies to Manager as requested by Manager, of all trade confirmations and trading reports. Commodity Subadvisor will maintain a record of all trading orders for the Fund’s account that have been filled and will monitor at least daily the Fund’s open positions. Upon the request of Manager, Commodity Subadvisor shall permit Manager or its agents and representatives to inspect such information as Manager may request for the purpose of confirming that the Fund has been treated equitably with respect to trading conducted during the term of this Agreement with all client accounts of Commodity Subadvisor or its affiliates. The books and records pertaining to the Commodity Subadvisor’s activities and duties hereunder shall be the property of the Fund (although the foregoing will not prohibit the Commodity Subadvisor from maintaining copies of all such records). The Manager or its representatives shall have access to such books and records at all times during the Commodity Subadvisor’s normal business hours. Upon the reasonable request of the Manager, copies of any such books and records shall be provided promptly by the Commodity Subadvisor to the Manager or its representatives.

10.       Compliance. The Commodity Subadvisor shall:

a)         Promptly notify the Manager upon determination of any error (or discovery of any error by a third party, such as the Fund’s accountant) in connection with its activities and duties hereunder, including but not limited to any trade errors. With respect to any Commodity Subadvisor error, the Commodity Subadvisor shall provide a memorandum to the Manager that sufficiently describes any such error and the action to be taken to prevent future occurrences of such error;

b)         Promptly notify the Manager if it becomes aware of any material breach of any of the Fund’s investment strategies, guidelines or other restrictions and policies or of any violation of applicable law or regulation. The Commodity Subadvisor shall also promptly notify the Manager upon detection of any material violations on the Commodity Subadvisor’s own compliance policies and procedures that relate to its activities or duties hereunder;

c)         Provide access to the Manager and its agents and representatives to its policies and procedures pertaining to its activities and duties hereunder and shall notify the Manager, via quarterly certification or otherwise at the request of the Manager, of: (1) any material changes to its policies and procedures; (2) any new policies and procedures as they pertain to activities or duties performed hereunder; and (3) the retirement of any policies and procedures as they pertain to activities or duties performed hereunder; and

d)         Promptly provide notice to the Manager regarding any inspections, notices or inquiries from any governmental, administrative or self-regulatory agency, including without limitation, any deficiency letter, responses to deficiency letters or similar communications or actions (1) relating to the Commodity Subadvisor’s activities or duties that relate to the Fund or (2) that involve matters that could reasonably be viewed as material to the Commodity Subadvisor’s ability to provide services to the Fund. To the extent that such inspections, notices, or inquiries relate to the Fund, the Commodity Subadvisor shall promptly make available such documents to the Manager.

11.         Notice of Threatened, Pending or Completed Actions, Suits or Proceedings.

a)         Commodity Subadvisor will give prompt notice to Manager of: (i) any threatened, pending or completed action, suit or proceeding (including, without limitation, any reparations or administrative proceeding threatened or instituted under the CEA to which Commodity Subadvisor was or is a party or is threatened to be a party; and (ii) any judgments or amounts paid by Commodity Subadvisor in settlement in connection with any such threatened, pending or completed action, suit or proceeding.

b)         Written notices required to be given pursuant to this Section 11 shall contain all pertinent information concerning the threatened, pending or completed action, suit or proceeding and, in the case of any pending or completed action suit or proceeding, shall include a copy of the complaint, petition or similar documents asserting a claim.

12.       Indemnity.

a)         Commodity Subadvisor and each of the Additional Indemnitors listed on Exhibit C hereto (each, an “Additional Indemnitor”, and collectively with Commodity Subadvisor, the “Joint and Several Indemnitors,”) jointly and severally agree to indemnify, defend and hold harmless the Fund and Manager and their affiliates, including their subsidiaries, directors, officers, members, managers, trustees, employees, agents, representatives, partners and shareholders (each, an “Indemnitee”) against any loss, liability, damage, cost, expenses (including reasonable attorneys’ fees and accountants’ fees), judgments and amounts paid in settlement (“Losses”) by reason of: (i) any act or omission of Commodity Subadvisor relating to the Fund (including costs and expenses of investigating and defending any claims, demand or suit and attorneys’ and accountants’ fees), including, without limitation, any willful misfeasance, bad faith or negligence on the Commodity Subadvisor’s part in the performance of its activities and duties or by reason of the Commodity Subadvisor’s reckless disregard of its activities and duties under this Agreement or otherwise for breach of this Agreement; or (ii) any claim, dispute or litigation arising between Commodity Subadvisor or its affiliates and any party other than the Fund or Manager, which claim, dispute or litigation is unrelated to the Fund’s business, and if the Fund or Manager are made a party to such claim, dispute or litigation by such other party. In the event that the Joint and Several Indemnitors collectively fail to promptly pay for (or otherwise reimburse) any Losses, Manager shall be entitled to deduct an amount necessary to pay (or otherwise reimburse) for such Losses from any Fees due or payable to Commodity Subadvisor.

b)         Promptly after receipt by an Indemnitee of notice of the commencement of an action as set forth in sub-section a) above, such Indemnitee shall notify Commodity Subadvisor each of the Additional Indemnitors of the commencement thereof (such notice to Commodity Subadvisor pursuant to Section 14 hereof shall constitute notice to each Additional Indemnitor for purposes of this Section 12); but the omission so to notify (or the delay in notifying) the Commodity Subadvisor will not relieve the Joint and Several Indemnitors from any liability that they may have to any Indemnitee, except to the extent that the Joint and Several Indemnitors, jointly and severally, suffer material damage in their ability to respond to such action as a result of the omission. In case any such action is brought against any Indemnitee, and it notified Commodity Subadvisor (and thereby each Additional Indemnitor) of the commencement thereof, the Joint and Several Indemnitors will be entitled to participate therein and, to the extent that they may wish, assume the defense thereof, with counsel reasonably satisfactory to such Indemnitee.

c)         The foregoing provisions for indemnification shall survive the termination of this Agreement.

d)         Notwithstanding anything in this Agreement to the contrary, all securities laws impose liabilities under certain circumstances on persons who act in good faith, and, therefore, nothing in this Agreement shall constitute a waiver or limitation of liability under such laws to the extent (but only to the extent) such liability may not be waived, modified or limited.

13.        Term; Termination; Amendment.

a)         The term of this Agreement shall commence on the Effective Date and shall continue until December 31, 2020, unless this Agreement is terminated earlier as provided herein. This Agreement shall automatically renew for one-year periods thereafter, unless either party gives at least one hundred twenty (120) days’ notice of termination prior to the end of the then current term, or unless terminated earlier as provided herein.

b)         Notwithstanding the foregoing, this Agreement may be terminated in its entirety by Manager immediately upon written notice to Commodity Subadvisor if:

(1)         any litigation or proceeding is commenced against Commodity Subadvisor, Grain Service, or any affiliate of Commodity Subadvisor that Manager reasonably believes would have a material adverse effect on Commodity Subadvisor’s ability to perform its obligations to provide sub-investment advisory services to Manager and the Fund;

(2)         Commodity Subadvisor commits a material breach of the Agreement, and fails to remedy such breach within a period of thirty (30) business days following receipt of written notice from Manager specifying the breach and requesting its remedy;

(3)         Manager ceases to act as overall investment manager to the Fund; provided, however, that if the successor investment manager to the Fund (the “Successor Manager”) is an affiliate of the Manager, such Successor Manager will expressly agree in writing to assume all obligations of the Manager under this Agreement and honor its terms and conditions; provided, further, that in the case of the foregoing, the Manager shall be released from further obligations under this Agreement and each non-assigning party agrees to look solely to the Successor Manager for the performance of the Manager’s obligations; or

(4)         the Fund closes for any reason.

c)         Notwithstanding the foregoing, this Agreement may be terminated in its entirety by Commodity Subadvisor immediately upon notice to Manager if Manager does not pay undisputed fees due Commodity Subadvisor, and Manager fails to remedy such breach within a period of thirty (30) business days following receipt of notice from Commodity Subadvisor specifying the amount of undisputed fees believed due from Manager, including detailed calculations regarding how the Commodity Subadvisor determined such fees.

14.         Notices. All notices, requests, claims, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered by hand or sent by an internationally recognized overnight courier service with signature required for delivery, by facsimile where a confirmation of receipt is obtained, provided, however, that if sent by facsimile the written communication must also be sent by next business day delivery via an internationally recognized overnight courier service with signature required for delivery, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses:

If to Manager or the Fund:

WisdomTree Coal Services, LLC

c/o WisdomTree Investments, Inc.

245 Park Avenue, 35th Fl.

New York, NY 10167

Attention: Peter Ziemba

Facsimile: (917) 267-3851

If to Commodity Subadvisor:

GreenHaven Advisors, LLC

c/o Grain Service Corporation, Inc.

3340 Peachtree Road, Suite 1910

Atlanta, GA 30326

Attention: Ashmead Pringle

Facsimile: (404) 261-5468

All such communications so addressed shall be deemed given (i) when delivered, if delivered personally to the intended recipient, or if sent by an internationally recognized courier service with signature required for delivery, or if sent by facsimile and a confirmation of receipt is obtained, and the written communication has also be sent for next business day delivery via an internationally recognized courier service with signature required for delivery, or (ii) three business days after being mailed if sent by certified or registered mail, postage prepaid, return receipt requested, or upon delivery if actual delivery occurs earlier.

15.         Confidentiality. Each party agrees that it will treat confidentially all information provided by the other party regarding such other party’s business and operations, including without limitation, with respect to the Commodity Subadvisor, the investment activities and holdings of the Fund and all information obtained in the ordinary course of performing its activities and duties hereunder about the Fund’s prior, present or potential limited owners. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering or receiving services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party. The foregoing shall not be applicable to any information (i) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (ii) that is independently derived by either party hereto without the use of any information provided by the other party hereto in connection with this Agreement, (iii) that is disclosed, upon prior notice to the party whose information is being disclosed (to the extent such notice is permissible), in the manner and to the extent required in any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, or by operation of law or regulation, or (iv) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, each party acknowledges that the other party may provide access to and use of confidential information relating to the other party to the disclosing party’s employees, contractors, agents, professional advisors, auditors or persons performing similar functions, as necessary solely for the purpose of rendering services under this Agreement, provided that each person or entity shall be subject to confidentiality obligations substantially similar to those set forth herein. If either party becomes aware of a breach of this confidentiality provision, it will notify promptly the other party of such breach and provide such details as it deems appropriate and in accordance with the standard of care hereunder regarding the extent of the breach of confidentiality. Each party’s obligations under this clause shall survive for a period of one (1) year following the expiration or termination of this Agreement.

16.         Business Continuity. The Commodity Subadvisor shall maintain business continuity, disaster recovery, and backup capabilities and facilities, through which the Commodity Subadvisor will be able to perform its activities and duties hereunder with minimal disruptions or delays. The Commodity Subadvisor will employ reasonable safeguards designed to protect the Fund’s confidential information. Upon request, the Commodity Subadvisor shall provide to the Manager copies of its written business continuity, disaster recovery and backup plan(s) or sufficient information and written certification regarding such plans to satisfy the Manager. The Commodity Subadvisor represents that it tests its plan(s) on at least an annual basis, and shall, at the Manager’s request, provide the Manager with information regarding the results of its testing.

17.         Assignment and Successors. This Agreement may not be assigned without the express written consent of the other party, which consent shall not be unreasonably withheld. No activities or duties hereunder may delegated by either party, except as expressly set forth in Section 2. This Agreement is made solely for the benefit of, and shall be binding upon, the parties and their respective permitted successors and assigns, and no other person shall have any right or obligation under it. Any assignment in violation of this Agreement shall be void and of no effect. Notwithstanding the foregoing, in the event that the Manager engages in any (a) merger or consolidation into or with any other corporation or entity, (b) sale, conveyance, transfer, license, lease or other disposition of all or substantially all of the assets of the Manager or (c) acquisition by any person of more than fifty percent (50%) of the voting power of all securities of the Manager (collectively, a “Change of Control”), the Manager may, in its sole discretion and without the consent of the Commodity Subadvisor or any other party hereto, assign this Agreement in connection with such Change of Control and, upon such assignment and Change of Control, the successor-in-interest to Manager as a result of the Change in Control will expressly agree in writing to assume this Agreement and honor its terms and conditions, and Manager shall be released from further obligations under this Agreement and each non-assigning Party agrees to look solely to the successor-in-interest of the Manager for the performance of the Manager’s obligations.

18.         Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

19.         Applicable Law, Entire Agreement, Amendments. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of New York, without reference to any conflict of law principles to the contrary. Commodity Subadvisor consents to jurisdiction and venue of the state and federal courts sitting in the State of New York, County of New York, U.S.A. This Agreement is the entire agreement of the parties in respect of the subject matter and may be amended only by a writing signed by the parties.

20.         Obligations of Fund Only. This Agreement is executed on behalf of the Fund by officers of the Manager as officers and not individually and the obligations imposed upon the Fund by this Agreement are not binding upon any of the Fund’s trustees or shareholders individually but are binding only upon the assets and property of the Fund.

21.         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

22.         Commodity Subadvisor’s Rule 4.7 Advisory and Fund Consent. PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

The Fund consents to its account being managed by Commodity Subadvisor being an exempt account under CFTC Rule 4.7.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, Manager, the Fund and Commodity Subadvisor have caused this Agreement to be executed as of the day and year first above written.

GREENHAVEN COAL SERVICES, LLC

(to be renamed WISDOMTREE COAL SERVICES, LLC),

a Georgia limited liability company

By: WisdomTree Investments, Inc.

Its: Sole Member

By:

Name:

Title:

GREENHAVEN COAL FUND

(to be renamed WISDOMTREE COAL FUND),

a Delaware statutory trust

By: GREENHAVEN COAL SERVICES, LLC

(to be renamed WISDOMTREE COAL SERVICES, LLC),

its Manager

By: WisdomTree Investments, Inc.

Its: Sole Member

By:

Name:

Title:

[SIGNATURE PAGE TO COAL SUBADVISORY AGREEMENT – GREENHAVEN COAL FUND]

IN WITNESS WHEREOF, Manager, the Fund and Commodity Subadvisor have caused this Agreement to be executed as of the day and year first above written.

GREENHAVEN ADVISORS, LLC,

a Delaware limited liability company

By:
Name: Ashmead Pringle
Title: Managing Member

AGREED, FOR THE LIMITED PURPOSES SET FORTH IN SECTION 12:

ADDITIONAL INDEMNITORS, EACH IN THEIR INDIVIDUAL CAPACITIES

By:
Name: Ashmead Pringle

By:
Name: Thomas Cooper Anderson

By:
Name: Thomas J. Fernandes

[SIGNATURE PAGE TO COAL SUBADVISORY AGREEMENT – GREENHAVEN COAL FUND]

EXHIBIT A

List of Broker/Dealers and FCMs

Commodity Broker	Morgan Stanley & Co. LLC

Execution Broker	TFS Energy Futures LLC

EXHIBIT B

Compensation

a)          For the services provided and the expenses assumed pursuant to this Agreement, Commodity Subadvisor agrees to accept as full compensation an annual fee equal to twenty percent (20%) of the Manager’s management fee plus twenty percent (20%) of the Fund’s other expense accrual (excluding brokerage expense accrual) based on the Fund’s average daily net assets (the “Fee”); provided, however the minimum annual Fee that Commodity Subadvisor will be paid shall be $50,000 (the “Minimum Annual Fee”). The Fee shall accrue on each calendar day and shall be paid by Manager within seven (7) days after the first business day of the next succeeding calendar month. The daily fee accrual shall be computed by multiplying the fraction of one divided by the number of days in the calendar year by the applicable annual rate of fee, and multiplying this product by the net assets of the Fund as of the close of business on the last preceding business day on which the Fund’s net asset value was determined. The Fund’s net asset value for this purpose shall be calculated as provided in the Fund’s prospectus then in effect. If, at the end of each calendar year that this Agreement remains in effect, beginning January 1, 2016, and each monthly Fee has been calculated and paid to Commodity Subadvisor (other than the payment for the last month of the calendar year), Commodity Subadvisor has not received Fees equal to the Minimum Annual Fee, then Manager shall pay the shortfall amount to Commodity Subadvisor at the same time that Manager makes the payment to Commodity Subadvisor for the last month of the applicable calendar year.

b)          For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration of the Fee on the basis of the number of days that the Agreement is in effect during the month and year, respectively. By way of example, if this Agreement were to terminate on the 100th day of a calendar year because the Fund closed on that day, then the Minimum Annual Fee for that partial year would be $50,000 x (100/365).

EXHIBIT C

Additional Indemnitors

Ashmead Pringle

Thomas Cooper Anderson

Thomas J. Fernandes